Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS

KAMAN ANNOUNCES THAT RETIRING CEO HAS ADOPTED A
RULE 10b5-1 TRADING PLAN TO SELL A PORTION OF HIS SHARES

BLOOMFIELD, Connecticut (November 14, 2007) – (NASDAQ-GM:KAMN)   Kaman Corp. (the “Company”) today announced that Paul R. Kuhn, Chairman and Chief Executive Officer, has entered into an individual stock trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934.  Mr. Kuhn has informed the Company that he has adopted the trading plan in anticipation of his previously announced retirement in February 2008.  He intends to sell approximately 153,000 shares of his current ownership of the Company’s common stock beginning in December 2007, subject to the terms and limitations of his trading plan.  As of November 13, 2007, Mr. Kuhn beneficially owned 207,526 shares of the Company’s common stock and would continue to own 54,526 shares if all shares subject to his trading plan are sold.

Kaman Corp. conducts business in the aerospace, industrial distribution and music markets.

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Contact:
Russell H. Jones
SVP, Chief Investment Officer & Treasurer
(860) 243-6307
Russell.Jones@kaman.com